                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [ ]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.
     [ ] Definitive additional materials.
     [ ] Soliciting material pursuant to Section 240.14a-12

                          NEWFIELD EXPLORATION COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [ ] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

     (5) Total fee paid:

         -----------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

         -----------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

         -----------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------

     (3) Filing Party:

         -----------------------------------------------------------------------

     (4) Date Filed:

         -----------------------------------------------------------------------

                                (NEWFIELD LOGO)

                          NEWFIELD EXPLORATION COMPANY
                                 HOUSTON, TEXAS

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 1, 2003

To the Stockholders of Newfield Exploration Company:

     The 2003 Annual Meeting of Stockholders (the "Annual Meeting") of Newfield Exploration Company (the "Company") will be held at 11:00 a.m., Central Daylight Time, on Thursday, May 1, 2003, in the Hotel Sofitel, 425 N. Sam Houston Parkway E., Houston, Texas, for the following purposes:

          (1) to elect eleven directors to serve until the 2004 Annual Meeting of Stockholders;

          (2) to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the year ending December 31, 2003; and

          (3) to transact such other business as may properly come before such meeting or any adjournment(s) thereof.

     The close of business on March 13, 2003, has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

     You are cordially invited to attend the Annual Meeting.

                                          By order of the Board of Directors,

                                          /s/ TERRY W. RATHER

                                          TERRY W. RATHERT
                                          Secretary

March 29, 2003

                             YOUR VOTE IS IMPORTANT

YOU ARE URGED TO VOTE YOUR SHARES VIA THE INTERNET, OUR TOLL-FREE TELEPHONE NUMBER OR BY SIGNING, DATING AND PROMPTLY RETURNING YOUR PROXY IN THE ENCLOSED ENVELOPE.

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
ABOUT THE MEETING...........................................     1
  What is the purpose of the meeting?.......................     1
  Am I entitled to vote at the meeting?.....................     1
  What are my voting rights as a stockholder?...............     1
  How do I vote?............................................     1
  Can I change my vote?.....................................     2
  What constitutes a quorum?................................     2
  What are the Board's recommendations?.....................     2
  What vote is required to approve each item?...............     2
  Other Information.........................................     2
ITEM 1 -- ELECTION OF DIRECTORS.............................     3
  Security Ownership of Certain Beneficial Owners and
     Management.............................................     5
  Board Meetings and Committees.............................     6
  Compensation of Directors.................................     6
  EXECUTIVE COMPENSATION....................................     7
  Summary Compensation Table................................     7
  Stock Options Granted in 2002.............................     8
  Stock Option Exercises and Year-End Values................     9
  Equity Compensation Plan..................................     9
  Employment Agreement......................................     9
  Compensation Committee Interlocks and Insider
     Participation..........................................    10
  Interests of Management and Others in Certain
     Transactions...........................................    10
  Section 16(a) Beneficial Ownership Reporting Compliance...    11
  Compensation Committee Report on Executive Compensation...    11
  Stockholder Return Performance Presentation...............    14
  Audit Committee Report....................................    15
  Principal Accountant Fees and Services....................    16
ITEM 2 -- RATIFICATION OF APPOINTMENT OF AUDITORS...........    16
OTHER BUSINESS..............................................    17
STOCKHOLDER PROPOSALS.......................................    17

                                (NEWFIELD LOGO)

                          NEWFIELD EXPLORATION COMPANY
                           363 N. SAM HOUSTON PKWY E.
                                   SUITE 2020
                              HOUSTON, TEXAS 77060
                                 (281) 847-6000
                                 WWW.NEWFLD.COM

                                PROXY STATEMENT

                  FOR THE 2003 ANNUAL MEETING OF STOCKHOLDERS

     This proxy statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Newfield Exploration Company to be voted at Newfield's Annual Meeting of Stockholders to be held at 11:00 a.m., Central Daylight Time, on Thursday, May 1, 2003, in the Hotel Sofitel, 425 N. Sam Houston Parkway E., Houston, Texas or at any adjournment(s) thereof. This proxy statement and the form of proxy/voting instruction card were first mailed or given to stockholders on approximately April 1, 2003.

                               ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE MEETING?

     At the meeting, holders of our common stock will act upon the matters described in the foregoing notice of the meeting -- the election of eleven directors and the ratification of the selection of PricewaterhouseCoopers LLP as our independent accountants for the year ending December 31, 2003.

AM I ENTITLED TO VOTE AT THE MEETING?

     Only stockholders of record on March 13, 2003, the record date for the meeting, are entitled to receive notice of and to vote at the meeting.

WHAT ARE MY VOTING RIGHTS AS A STOCKHOLDER?

     Stockholders are entitled to one vote for each share of our common stock that they owned as of the record date. Stockholders may not cumulate their votes in the election of directors.

HOW DO I VOTE?

     Stockholders may vote at the meeting in person or by proxy. Proxies validly delivered by stockholders (by Internet, telephone or mail as described below) and received by us prior to the meeting will be voted in accordance with the instructions contained therein. If a stockholder's proxy/voting instruction card gives no instructions, it will be voted in accordance with the recommendation of our Board of Directors.

     There are three ways to vote by proxy:

     - BY INTERNET: Visit the web site http://www.voteproxy.com and follow the on-screen instructions. To vote your shares, you must use the control number printed on your proxy/voting instruction card. The web site is available 24 hours a day, seven days a week, and will be accessible UNTIL 11:59 p.m., Eastern Daylight Time, on April 30, 2003;

     - BY TELEPHONE: Call toll-free 1-800-PROXIES (1-800-776-9437). To vote your shares, you must use the control number printed on your proxy/voting instruction card. Telephone voting is accessible 24 hours a day, seven days a week, UNTIL 11:59 p.m., Eastern Daylight Time, on April 30, 2003; or

     - BY MAIL: Mark you proxy/voting instruction card, date and sign it, and return it in the postage-paid envelope provided. If the envelope is missing, please address your completed proxy/voting instruction card to Newfield Exploration Company, c/o American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10273-0923.

                 IF YOU VOTE BY INTERNET OR TELEPHONE, YOU NEED
                 NOT RETURN YOUR PROXY/VOTING INSTRUCTION CARD.

CAN I CHANGE MY VOTE?

     Yes. A stockholder may revoke or change a proxy before the proxy is exercised by filing with our Secretary a notice of revocation, delivering to us a new proxy or by attending the meeting and voting in person. Stockholders who vote by telephone or the Internet may change their votes by re-voting by telephone or the Internet within the time periods listed above. A stockholder's last timely vote, including via the Internet or telephone, is the one that is counted.

WHAT CONSTITUTES A QUORUM?

     Stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast must be present at the meeting in person or by proxy to constitute a quorum for the transaction of business. At the close of business on March 13, 2003, the record date, there were 51,787,375 shares of our common stock outstanding.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

     Our Board of Directors recommends a vote "FOR" the election of the eleven nominees proposed for election as directors and "FOR" the ratification of the selection of PricewaterhouseCoopers LLP as our independent accountants for 2003. If any other matters are brought before the meeting, the proxy holders will vote as recommended by our Board. If no recommendation is given, the proxy holders will vote in their discretion.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

     The eleven nominees for election as directors who receive the greatest number of votes will be elected directors. Approval of the ratification of the selection of PricewaterhouseCoopers LLP as our independent accounts for 2003 requires the affirmative vote of a majority of the votes cast at the meeting. Withheld votes, abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors or ratification of the selection of PricewaterhouseCoopers LLP.

OTHER INFORMATION

     A copy of our Annual Report for the fiscal year ended December 31, 2002 accompanies this proxy statement. No material contained in our Annual Report is to be considered a part of the proxy solicitation material.

     We will reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of our common stock. The costs of the solicitation will be borne by us.

                                     ITEM 1

                             ELECTION OF DIRECTORS

     Our Board of Directors has nominated the eleven persons named below to serve as directors until our 2004 annual meeting of stockholders. Unless instructions to the contrary are given, all properly executed and delivered proxies will be voted for the election of these eleven nominees as directors. If any nominee is unable to serve, the proxy holders will vote for such other person as may be nominated by our Board.

NOMINEES                             PRINCIPAL OCCUPATION AND DIRECTORSHIPS   DIRECTOR SINCE   AGE(1)
--------                             --------------------------------------   --------------   ------
Joe B. Foster......................  Chairman of the Board of Newfield;            1988          68
                                     Director, McDermott International,
                                     Inc. and New Jersey Resources
                                     Corporation
David A. Trice.....................  President and Chief Executive Officer         2000          54
                                     of Newfield; Director, Hornbeck
                                     Offshore Services, Inc.
David F. Schaible..................  Vice President -- Acquisitions and            2002          42
                                     Development of Newfield
Charles W. Duncan, Jr. ............  Chairman, Duncan Interests                    1990          76
Howard H. Newman...................  Vice Chairman, Warburg Pincus LLC;            1990          55
                                     Director, ADVO, Inc., Cox Insurance
                                     Holdings Plc., Spinnaker Exploration,
                                     Inc. and Encore Acquisition Company
Thomas G. Ricks....................  Chief Investment Officer, H&S Ventures        1992          49
                                     L.L.C.
C. E. (Chuck) Shultz...............  Chairman and Chief Executive Officer,         1994          63
                                     Dauntless Energy Inc.; Chairman,
                                     Canadian Oil Sands Ltd.; and Chairman,
                                     Calpine Power Income Fund
Dennis R. Hendrix..................  Retired Chairman, PanEnergy Corp;             1997          63
                                     Director, Allied Waste Industries,
                                     Inc.
Philip J. Burguieres...............  Chief Executive Officer, EMC Holdings,        1998          59
                                     LLC; Vice Chairman, Houston Texans;
                                     Director, JPMorgan Chase Houston and
                                     McDermott International, Inc.; and
                                     Director and Chairman Emeritus,
                                     Weatherford International, Inc.
Claire S. Farley...................  Chief Executive Officer, Randall &            2001          44
                                     Dewey Inc.; Director, Boise Cascade
                                     Corporation
John Randolph Kemp III.............  Retired President, Exploration                  (2)         58
                                     Production, Americas, Conoco Inc.;
                                     Director, Osyka Corporation

---------------

(1) As of February 28, 2003.

(2) Not currently a director; nominated for election at the Annual Meeting.

     Each of the director nominees has been engaged in the principal occupation set forth opposite his or her name for the past five years except as follows:

     Mr. Foster founded our company in 1989 and, until May 1999, served as President, Chief Executive Officer and Chairman of the Board. In May 1999, Mr. Foster resigned from the position of President. On January 31, 2000, Mr. Foster retired from the position of Chief Executive Officer but remained an employee (but not an officer) of our company until February 2003. As a non-officer employee, Mr. Foster was involved primarily in special projects and the review of potential acquisitions. Mr. Foster was named interim President, Chief Executive Officer and Chairman of the Board of Baker Hughes Incorporated on January 31, 2000. Mr. Foster resigned from those positions in August 2000.

     Mr. Trice, one of our company's founders, served as President, Chief Executive Officer and a Director of the Huffco Group from 1991 to July 1997, when he rejoined our company as Vice President -- Finance and International. In May 1999, he was appointed President and Chief Operating Officer. Mr. Trice was named Chief Executive Officer on February 1, 2000.

     Mr. Ricks served as President and Chief Executive Officer of the University of Texas Investment Management Company from March 1996 until he was named to his present position in May 2001.

     Mr. Burguieres served as Chairman of the Board of Weatherford Enterra, Inc. (a predecessor of Weatherford International) from December 1992 to May 1998. He was named Chairman Emeritus of Weatherford International in May 1998. EMC Holdings is a private energy investment firm started by Mr. Burguieres in March 1999.

     Ms. Farley joined Texaco Exploration and Production Inc. in 1981 and served in a variety of capacities. She was President of the Worldwide Exploration and New Ventures Division when she left Texaco in October 1999 to serve as Chief Executive Officer of Intelligent Diagnostics Corporation. Ms. Farley left Intelligent Diagnostics in January 2001 to become Chief Executive Officer of Trade Ranger Inc. Ms. Farley also served on the Board of Directors of Trade Ranger. In May 2002, Ms. Farley resigned her position as CEO of Trade Ranger but continued to serve as a director until being named Chief Executive Officer of Randall & Dewey Inc. in September 2002.

     Mr. Kemp joined Conoco Inc. in 1966 and served in a variety of engineering and management positions. From 1993 to 1998, Mr. Kemp served Conoco as Vice President, Exploration and Production for South America, Africa, Asia and the Middle East. At the time of his retirement from Conoco in November 1999, Mr. Kemp was President, Exploration Production, Americas.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth beneficial ownership information, unless otherwise indicated, as of February 28, 2003, with respect to (i) each person known by us to own beneficially 5% or more of our outstanding shares of common stock, (ii) each of the named executive officers (see "-- Executive Compensation"), (iii) each of the directors and nominees for director and (iv) all executive officers, directors and director nominees as a group.

                                                              BENEFICIAL OWNERSHIP(1)
                                                              -----------------------
NAME OF BENEFICIAL OWNER                                        SHARES       PERCENT
------------------------                                      -----------   ---------
Warburg, Pincus & Co.(2)....................................   4,814,735        9.3%
American Express Financial Corporation(3)...................   2,785,685        5.4
Joe B. Foster(4)............................................     570,104        1.1
David A. Trice..............................................     319,112          *
David F. Schaible...........................................     233,611          *
Terry W. Rathert............................................     201,324          *
Elliott Pew.................................................     182,929          *
William D. Schneider........................................     115,892          *
Charles W. Duncan, Jr. .....................................     616,003        1.2
Howard H. Newman(2).........................................   4,883,998        9.4
Thomas G. Ricks.............................................       1,708          *
C. E. Shultz................................................      12,413          *
Terry Huffington............................................     274,797          *
Dennis R. Hendrix...........................................      21,124          *
Philip J. Burguieres........................................       5,855          *
Claire S. Farley............................................       1,708          *
John Randolph Kemp..........................................         850          *
Executive officers, directors and director nominees as a
  group (consisting of 18 persons)(1)(2)(4).................   7,481,124       14.2

---------------

 * Less than 1%

(1) Shares are deemed to be "beneficially owned" by a person if he or she directly or indirectly has or shares the power to vote or dispose of the shares, whether or not he or she has any pecuniary interest in the shares, or if he or she has the right to acquire the power to vote or dispose of the shares within 60 days, including any right to acquire such power through the exercise of any option, warrant or right. The shares beneficially owned by Messrs. Foster, Trice, Schaible, Rathert, Pew and Schneider include 122,000; 178,330; 118,580; 122,330; 115,300 and 66,150 shares, respectively, that may be acquired by such persons within 60 days through the exercise of stock options. The shares owned by the executive officers, directors and director nominees as a group include 753,290 shares that may be acquired by those persons within 60 days through the exercise of stock options.

(2) Warburg, Pincus & Co. (WP&Co.) is the sole general partner and Warburg, Pincus LLC (WP LLC) is the manager of several private equity funds that together own an aggregate of 4,814,735 shares of our common stock. Mr. Newman, a director of our company, is a general partner of WP&Co. and a Vice Chairman, Managing Director and member of WP LLC. The 4,814,735 shares are included in the number of shares beneficially owned by Mr. Newman in the table because of Mr. Newman's affiliation with WP&Co. and WP LLC. Mr. Newman disclaims beneficial ownership of these shares.

(3) All information in the table and in this note with respect to American Express Financial Corporation (AEFC) is based solely on the Schedule 13G it filed with the SEC on February 13, 2003. AEFC has shared voting power with respect to 1,900,400 of the indicated shares and shared dispositive power with respect to the remainder of the shares. The address of AEFC is 145 AXP Financial Center, Minneapolis, MN 55474.

(4) Includes 7,400 shares held by Mr. Foster as trustee for the benefit of charitable trusts and 7,500 shares held by a charitable organization of which Mr. Foster serves as president and a director.

BOARD MEETINGS AND COMMITTEES

     Our Board of Directors held nine meetings during 2002. During 2002, each of our directors attended at least 75% of the aggregate of (i) the total number of meetings of our Board of Directors and (ii) the total number of meetings held by each committee of our Board of Directors on which the director served.

     Standing committees of our Board of Directors include the following:

     AUDIT COMMITTEE. The Audit Committee, which currently consists of Messrs. Ricks, Shultz and Burguieres and Mmes. Farley and Huffington, met six times during 2002. See "-- Audit Committee Report" and the charter of the Audit Committee, which was attached as Appendix A to our 2001 proxy statement, for a description of the Audit Committee's purposes and responsibilities.

     COMPENSATION COMMITTEE. The Compensation Committee, which currently consists of Messrs. Duncan, Newman, Ricks and Hendrix and Mmes. Huffington and Farley, met four times during 2002. The principal functions of the Compensation Committee are to review and approve the compensation of our employees, including bonuses, benefit plans and stock options, and administer our employee benefit plans. Members of the committee are not eligible to participate in any of the plans or programs they administer.

     CORPORATE GOVERNANCE COMMITTEE. The Corporate Governance Committee, which currently consists of Messrs. Burguieres, Duncan, Hendrix, Newman, Ricks and Shultz and Mmes. Huffington and Farley, met one time during 2002. The principal functions of the Corporate Governance Committee are to consider matters related to corporate governance and recommend to our Board of Directors the size and composition of the Board. The committee also monitors and makes recommendations to our Board with respect to the functions of the committees of the Board.

COMPENSATION OF DIRECTORS

     DIRECTOR FEES. Our non-employee directors are paid a $20,000 annual fee. During 2002, a fee of $1,000 was paid to each non-employee director for attendance at each meeting of our Board and for attendance at any committee meeting, as a committee member, not held in conjunction with a meeting of our Board. A fee of $500 was also paid to each non-employee director for participation in each telephonic board meeting and for participation as a committee member in each telephonic committee meeting not held in conjunction with a board meeting. Our non-employee directors were paid $222,000 in the aggregate in 2002 as compensation for serving as directors. Only non-employee directors are compensated for serving as directors. Non-employee directors also are reimbursed for out-of-pocket expenses incurred to attend board and committee meetings.

     On February 12, 2003, our Board increased the meeting fees payable to our non-employee directors effective for meetings after that date. Non-employee directors now receive a fee of $1,500 per board meeting and committee meeting held on a day on which a board meeting is not held and a fee of $750 for each telephonic board or committee meeting. In addition, non-employee directors will be paid a fee of $1,000 for each committee meeting held on the same day as a board meeting if the committee meeting lasts for a substantial period of time. The annual fee will remain $20,000, but committee chairmen will receive an additional annual fee of $3,000. For purposes of annual fees, a new annual period begins on the date of our annual meeting of stockholders and that period ends on the date of our next annual meeting.

     RESTRICTED STOCK. Pursuant to our 2000 Non-Employee Director Restricted Stock Plan each of our directors who is in office immediately after an annual meeting of stockholders and who has not been an employee of our company at any time since the beginning of the calendar year preceding the calendar year in which the annual meeting is held receives a number of restricted shares of our common stock determined by dividing $30,000 by the closing sales price of our common stock on the NYSE on the date of the annual meeting (rounded down to nearest whole share). In addition, each eligible non-employee director who is appointed to our Board (not in connection with an annual meeting of stockholders) is granted, effective on the date of appointment, a number of restricted shares of our common stock determined by dividing $30,000 by the closing sales price of our common stock on the NYSE on the date of appointment (rounded down to nearest whole share). With respect to all such grants, the restrictions lapse on the day before the first annual meeting of stockholders following the date of grant. An aggregate of 50,000 restricted shares were initially available for issuance pursuant to our Non-Employee Director Plan. Each of Messrs. Duncan, Newman, Ricks, Shultz, Hendrix and Burguieres and Mmes. Huffington and Farley were granted 787 restricted shares on May 3, 2002 pursuant to this plan.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information with respect to the compensation of our Chief Executive Officer and each of our four other most highly compensated executive officers (referred to as the "named executive officers") for the years ended December 31, 2002, 2001 and 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM COMPENSATION AWARDS
                                             ANNUAL COMPENSATION           -----------------------------------------
                                     -----------------------------------                NUMBER OF
                                                         BONUS             RESTRICTED   SECURITIES
NAME AND PRINCIPAL                              ------------------------     STOCK      UNDERLYING      ALL OTHER
POSITION                      YEAR    SALARY    CURRENT(1)   DEFERRED(2)   AWARDS(3)     OPTIONS     COMPENSATION(4)
------------------            ----   --------   ----------   -----------   ----------   ----------   ---------------
David A. Trice..............  2002   $272,500    $385,000     $165,000      $253,350      40,000         $22,070
  President and Chief         2001    256,667     285,000      190,000       288,900      20,000          20,803
  Executive Officer           2000    238,333     468,750      156,250       306,250      30,000          21,029
David F. Schaible...........  2002    208,333     297,500      127,500       337,800      25,000          16,937
  Vice
 President -- Acquisitions..  2001    197,500     225,000      150,000       288,900      10,000          16,070
  and Development             2000    175,750     356,250      118,750       153,125      20,000          18,004
Terry W. Rathert............  2002    198,333     297,500      127,500       337,800      25,000          13,270
  Vice President, Chief       2001    188,333     195,000      130,000       192,600      10,000          15,337
  Financial Officer           2000    178,667     300,000      100,000       153,125      20,000          15,160
  and Secretary
Elliott Pew.................  2002    189,167     280,000      120,000            --      20,000          15,403
  Vice
    President -- Exploration  2001    182,667     144,000       96,000       288,900      10,000          14,883
                              2000    169,500     326,250      108,750       153,125      20,000          15,432
William D. Schneider........  2002    175,167     157,500       67,500            --      15,000          14,283
  Vice President --           2001    170,000     144,000       96,000       192,600       7,500          13,870
  International               2000    162,500     285,000       95,000       153,125      20,000          13,270

---------------

(1) Reflects current cash incentive compensation awards pursuant to our 1993 Incentive Compensation Plan paid in February 2003, 2002 and 2001 based upon performance in 2002, 2001 and 2000, respectively. See "-- Compensation Committee Report on Executive Compensation -- Incentive Compensation Plan."

(2) Reflects deferred incentive compensation awards granted in February 2003, 2002 and 2001 pursuant to our 1993 Incentive Compensation Plan based upon performance in 2002, 2001 and 2000, respectively. Deferred awards are paid in four equal annual installments. Pursuant to our 1993 Incentive Compensation Plan, a recipient of a deferred award has the option for 30 days following the date of grant to elect to have all or a portion of such award paid in shares of our common stock. See "-- Compensation Committee Report on Executive Compensation -- Incentive Compensation Plan."

(3) The 2000 restricted stock awards were made pursuant to our 1998 Omnibus Stock Plan and the 2001 restricted stock awards and the 2002 restricted stock awards were made pursuant to our 2000 Omnibus Stock Plan. The dollar value of the awards was determined by multiplying the closing price of our common stock on the NYSE on the date of grant by the number of restricted shares granted to the executive officer. At December 31, 2002, Mr. Trice held 23,500 restricted shares with a value of $847,175 (based on the closing price of our common stock on the NYSE on December 31, 2002 of $36.05), Mr. Schaible held 20,300 restricted shares with a value of $731,815, Mr. Rathert held 18,300 restricted shares with a value of $659,715, Mr. Pew held 14,000 restricted shares with a value of $504,700 and Mr. Schneider held 8,300 restricted shares with a value of $299,215. To the extent declared and paid, dividends will be paid on restricted shares. Restricted stock awards vest on the ninth anniversary of the date of grant. The awards may, however, vest earlier, at a rate of 20% per year, if certain annual performance targets are achieved. The performance targets for 2002, 2001 and 2000 were met. See "-- Compensation Committee Report on Executive Compensation -- Executive Compensation -- Restricted Stock Awards."

(4) Reflects amounts contributed or accrued by us under our 401(k) Plan and our Deferred Compensation Plan (see "-- Compensation Committee Report on Executive Compensation -- Deferred Compensation Plan" ) and premiums paid by us of $270 per year with respect to term life insurance for the benefit of each named executive officer.

STOCK OPTIONS GRANTED IN 2002

     The following table contains information concerning stock options granted to the named executive officers in 2002.

                                                                                  POTENTIAL REALIZABLE VALUE
                          NUMBER OF     PERCENT OF                                  AT ASSUMED ANNUAL RATES
                          SECURITIES   TOTAL OPTIONS   EXERCISE OR                OF STOCK PRICE APPRECIATION
                          UNDERLYING    GRANTED TO     BASE PRICE                     FOR OPTION TERMS(3)
                           OPTIONS     EMPLOYEES IN        PER       EXPIRATION   ---------------------------
NAME                      GRANTED(1)       2002         SHARE(2)        DATE          5%             10%
----                      ----------   -------------   -----------   ----------   -----------   -------------
David A. Trice..........    20,000         1.87%         $35.68      11/26/2012    $448,779      $1,137,295
                            20,000         1.87           33.73      02/07/2012     424,252       1,075,139
David F. Schaible.......    10,000         0.94           35.68      11/26/2012     224,390         568,647
                            15,000         1.41           33.73      02/07/2012     318,189         806,354
Terry W. Rathert........    10,000         0.94           35.68      11/26/2012     224,390         568,647
                            15,000         1.41           33.73      02/07/2012     318,189         806,354
Elliott Pew.............    10,000         0.94           35.68      11/26/2012     224,390         568,647
                            10,000         0.94           33.73      02/07/2012     212,126         537,569
William D. Schneider....     5,000         0.47           35.68      11/26/2012     112,195         284,324
                            10,000         0.94           33.73      02/07/2012     212,126         537,569

---------------

(1) The options expire 10 years from the date of grant. Twenty percent of the options will vest on the first and each succeeding anniversary of the date of grant. The options were granted pursuant to our 2000 Omnibus Stock Plan.

(2) The exercise price of the options is equal to the average of the high and low sales price of our common stock on the NYSE on the date of grant.

(3) Calculated based upon the indicated rates of appreciation, compounded annually, from the date of grant to the end of each option term. Actual gains, if any, on stock option exercises and common stock holdings are dependent upon the future performance of our common stock and overall market conditions. There can be no assurance that the amounts reflected in this table will be achieved. The calculation does not take into account the effects, if any, of the terms and conditions of the options, including termination of options upon employment termination, restrictions on transfer and forfeiture prior to vesting.

STOCK OPTION EXERCISES AND YEAR-END VALUES

     The following table contains certain information with respect to the named executive officers concerning stock options exercised during 2002 and the value of unexercised options at December 31, 2002.

                                                      NUMBER OF SECURITIES
                                                     UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                           SHARES                          OPTIONS AT              IN-THE-MONEY OPTIONS AT
                          ACQUIRED                      DECEMBER 31, 2002           DECEMBER 31, 2002(2)
                             ON         VALUE      ---------------------------   ---------------------------
NAME                      EXERCISE   REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                      --------   -----------   -----------   -------------   -----------   -------------
David A. Trice..........       --     $     --       164,330        100,670      $2,341,196      $608,054
David F. Schaible.......   13,750      441,321       105,580         65,670       2,251,159       498,054
Terry W. Rathert........   20,000      629,730       109,330         65,670       2,371,346       498,054
Elliott Pew.............       --           --        92,300         71,700       1,360,500       625,391
William D. Schneider....   28,000      881,980        54,650         45,350         858,887       317,289

---------------

(1) The value realized upon the exercise of a stock option is equal to the difference between the closing price of our common stock on the NYSE on the date of exercise and the exercise price of the stock option multiplied by the number of shares acquired.

(2) The value of each unexercised in-the-money stock option is equal to the difference between the closing price of our common stock on the NYSE on December 31, 2002 of $36.05 per share and the exercise price of the stock option.

EQUITY COMPENSATION PLANS

     The table below provides information relating to our equity compensation plans as of December 31, 2002.

                                        NUMBER OF                              NUMBER OF SECURITIES
                                    SECURITIES TO BE                           REMAINING AVAILABLE
                                       ISSUED UPON                             FOR FUTURE ISSUANCE
                                       EXERCISE OF        WEIGHTED AVERAGE      UNDER COMPENSATION
                                       OUTSTANDING       EXERCISE PRICE OF      PLANS (EXCLUDING)
                                    OPTIONS, WARRANTS   OUTSTANDING OPTIONS,   SECURITIES REFLECTED
PLAN CATEGORY                          AND RIGHTS       WARRANTS AND RIGHTS      IN FIRST COLUMN
-------------                       -----------------   --------------------   --------------------
Equity compensation plans approved
  by our stockholders.............      3,873,090              $28.48               1,931,184
Equity compensation plans not
  approved by our stockholders....            N/A                 N/A                     N/A
                                        ---------              ------               ---------
Total.............................      3,873,090              $28.48               1,931,184
                                        =========              ======               =========

     All of our equity compensation plans have been approved by our stockholders.

EMPLOYMENT AGREEMENT

     Contemporaneously with Joe B. Foster's retirement as our Chief Executive Officer on January 31, 2000, Mr. Foster entered into an employment agreement with us providing for Mr. Foster to be a non-officer employee of our company. The employment term under the agreement expired on February 15, 2003. Pursuant to the agreement, Mr. Foster was entitled to an annual base salary of $225,000 and was eligible to participate in all benefit plans of the Company available to similarly situated employees. Mr. Foster is entitled to severance through January 30, 2005 at a rate of $200,000 per year pursuant to the agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Duncan, Newman, Ricks and Hendrix and Mmes. Huffington and Farley served during all or part of 2002 on the Compensation Committee of our Board of Directors. There were no "interlocks" among any of the members of the Compensation Committee and any of our executive officers.

     Prior to our acquisition of Lariat Petroleum in January 2001, Warburg, Pincus Ventures, L.P. (WPV) owned approximately 88% of the outstanding capital stock of Lariat on a fully diluted basis. In the acquisition, WPV received cash and 1,864,735 shares of our common stock for its Lariat stock. In connection with the acquisition, we entered into a registration rights agreement with the former stockholders of Lariat that received our common stock in the acquisition, including WPV. Pursuant to this agreement, we filed a shelf registration statement under the Securities Act to register the reoffer and resale of these shares of common stock. We are required to maintain the effectiveness of the registration statement for the shorter of two years and the date upon which all of the shares covered by the registration statement have been sold. In addition, we agreed to provide customary indemnification and contribution for the benefit of the other parties to the registration rights agreement, including WPV.

     The sole general partner of WPV is Warburg, Pincus & Co. (WP & Co.). Warburg Pincus LLC (WP LLC) manages WPV. Mr. Newman is a general partner of WP & Co and a Vice Chairman, Managing Director and member of WP LLC.

     Three private equity funds (the WP funds) managed by WP LLC held all of the outstanding preferred stock of EEX Corporation prior to our acquisition of EEX and received an aggregate of 4,700,000 shares of our common stock in exchange for their EEX preferred stock in the acquisition. Concurrently with the execution of the merger agreement to acquire EEX, we entered into a registration rights agreement and a voting agreement with the WP funds. Pursuant to the registration rights agreement, we filed a shelf registration statement under the Securities Act to register the reoffer and resale of the shares of our common stock received by the WP funds in the acquisition. We are required to maintain the effectiveness of the registration statement until all of the shares of our common stock received by the WP funds in the acquisition have been sold or until such time as such shares are eligible for resale under Rule 144(k) under the Securities Act. In addition, if we propose to file a registration statement or a prospectus supplement to an already effective shelf registration statement with respect to an underwritten public offering of our common stock, the WP funds have the right to include their shares of our common stock in the registration, subject to certain limitations. We also agreed to provide customary indemnification and contribution for the benefit of the WP funds. Pursuant to the voting agreement, we paid the WP funds $62,500, representing 50% of the filing fee paid by the WP funds in connection with antitrust filings they made in connection with the acquisition.

     WP & Co is the sole general partner of the WP funds and Mr. Newman was a director of EEX prior to its acquisition. Individually, Mr. Newman received 3,250 shares of our common stock in exchange for 56,992 shares of EEX common stock he held prior to the acquisition.

     Ms. Huffington is a principal owner of Huffco International L.L.C. and David A. Trice, our President and Chief Executive Officer, is a minority owner of Huffco. In May 1997, prior to Ms. Huffington and Mr. Trice becoming affiliated with us, we acquired from Huffco an entity now known as Newfield China, LDC, the owner of a 35% interest (subject to a 51% reversionary interest held by the Chinese government) in a production sharing contract area, referred to as "Block 05/36," in the Bohai Bay, offshore China. Huffco retained preferred shares of Newfield China that provide for an aggregate dividend equal to 10% of the excess of proceeds received by Newfield China from the sale of oil, gas and other minerals over all costs incurred with respect to exploration and production in Block 05/36, plus the cash purchase price we paid Huffco for Newfield China ($6.2 million). At December 31, 2002, Newfield China had approximately $36 million in unrecovered costs, no reserves and no revenue and, as a result, no dividends have been paid to date on its preferred shares.

INTERESTS OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

     David A. Trice, President and Chief Executive Officer of the Company, is a minority owner of Huffco. See "-- Compensation Committee Interlocks and Insider Participation."

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such reports received by us and representations from certain reporting persons that they have complied with the relevant filing requirements, we believe that all such filing requirements were complied with during the year ended December 31, 2002 except as follows: On November 26, 2002, David A. Trice, our Chief Executive Officer, was granted an option to purchase 20,000 shares of our common stock; David F. Schaible, our Vice President -- Acquisitions and Development, Terry W. Rathert, our Vice President and Chief Financial Officer, and Elliott Pew, our Vice
President -- Exploration, were each granted an option to purchase 10,000 shares of our common stock; and William D. Schneider, our Vice
President -- International, was granted an option to purchase 5,000 shares of our common stock. Each of these grants should have been reported on a "Form 4" filing with the SEC no later than November 28, 2002 but were filed late on January 17, 2003.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee oversees the administration of compensation programs applicable to all employees of Newfield, including its executive officers. Executive compensation is reviewed at least annually by the Committee.

     The Compensation Committee seeks to encourage growth in Newfield's oil and gas reserves, earnings and cash flow and to enhance stockholder value through the creation and maintenance of compensation opportunities that attract and retain committed, highly qualified personnel. To achieve those goals, the Committee believes that the compensation of all employees, including executive officers, should include the following components:

     - a base salary that is competitive with compensation offered by other similar oil and gas exploration and production enterprises;

     - annual incentive compensation, based on company performance and profitability, to reward achievement of company objectives, individual responsibility and productivity, high quality work and impact on company results;

     - the opportunity to purchase common stock at a discount of at least 15% through the Employee Stock Purchase Plan and the provision of other equity incentives as motivators for all employees and to better align the interests of employees and stockholders; and

     - case specific compensation plans to accommodate individual circumstances or nonrecurring situations as required.

     A substantial portion of the compensation of Newfield's executive officers and its employees in general is provided through Newfield's incentive compensation plan and grants of stock options and restricted stock. Newfield also encourages executive officers and other highly compensated employees to save for retirement through its Deferred Compensation Plan.

     INCENTIVE COMPENSATION PLAN. The 1993 Incentive Compensation Plan provided for the creation each calendar year of an award pool that, in general, was equal to the revenues that would be attributable to a 1% overriding royalty interest on acquired producing properties and a 2% overriding royalty interest on exploration properties, bearing on both the interest of Newfield and certain investors that participated in Newfield's activities in such properties and proportionately reduced to the interest of Newfield and such investors. If, for a particular year, the portion of the pool that related to Newfield's interests was in excess of 5% of Newfield's adjusted net income (as defined in the plan) for that year, such excess could not be awarded to employees. Awards could consist of both a current and deferred amount. The deferred portion of awards varied from year to year depending on the size of award pool, overall performance and other factors. Eligible employees could elect for all or a portion of deferred awards to be paid in common stock instead of cash. In such case, the number of shares of common stock to be awarded was determined by using the fair market value of the common stock on the date of the award. Deferred Awards are paid in four annual installments, each installment consisting of 25% of the deferred award, plus interest on awards paid in cash. Payment of deferred awards generally is conditioned on continued employment -- a significant retention tool.

     Effective January 1, 2003, Newfield's Board of Directors terminated the 1993 Incentive Compensation Plan and adopted the 2003 Incentive Compensation Plan. The 2003 plan is very similar to the old plan. Under the new plan, the incentive pool is generally equal to 5% of Newfield's adjusted net income (as defined in the plan) plus the revenues attributable to an overriding royalty interest bearing on the interest of investors as described above. For the past six years, the portion of the pool generated by the phantom overriding royalty interest bearing on Newfield's interest had been limited by the cap of 5% of Newfield's adjusted net income. The new plan also eliminates the option to elect to have all or a portion of a deferred award to be paid in common stock instead of cash. This option was infrequently used by employees. The primary reason for terminating the old plan and adopting the new plan is to eliminate the administrative burden of accounting for the phantom overriding royalty interest bearing on Newfield's interests and the administrative burden associated with the election to receive stock in lieu of cash with respect to deferred awards.

     DEFERRED COMPENSATION PLAN. Newfield's highly compensated employee Deferred Compensation Plan allows an eligible employee to defer a portion of his or her salary or bonus on an annual basis. Newfield matches 100% of an employee's deferral up to 8% of the employee's salary, subject to limitations imposed by the plan. Newfield's contribution with respect to any particular employee is reduced to the extent that Newfield made contributions to the 401(k) Plan on behalf of that employee.

     TAX DEDUCTIBILITY CONSIDERATIONS. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a public company for compensation paid to its chief executive officer and four other most highly compensated executive officers if the compensation of any these officers exceeds $1 million in a particular year. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met.

     The Committee considers its primary goal to be the design of compensation strategies that further the best interests of Newfield and its stockholders. To the extent that they are not inconsistent with that goal, the Committee will attempt where practical to use compensation policies and programs that preserve the deductibility of compensation expense. Stock options granted under Newfield's stock option plans are designed to qualify as performance-based compensation. However, restricted stock awards and grants under Newfield's 1993 and 2003 Incentive Compensation Plans do not qualify as performance-based compensation for purposes of Section 162(m).

     EXECUTIVE COMPENSATION. Specific actions taken by the Compensation Committee regarding executive compensation are summarized below.

     Base Salary. The Compensation Committee evaluated peer group information in setting base salary levels. Annual salary adjustments for Newfield's executive group are based on general levels of market salary increases, cost of living adjustments, individual performance and Newfield's overall financial and operating results, without any specific relative weight assigned to any of these factors.

     Incentive Compensation Awards. Awards granted under the 1993 Incentive Compensation Plan to the named executive officers in February 2003 for the 2002 performance period are presented under "Bonus" in the Summary Compensation Table. The allocation of the available pool among employees was based upon an employee's position and level of responsibility at Newfield and an employee's impact on 2002 results (weighted approximately 40%), overall value to Newfield (e.g., leadership, consistency over a number of years) (weighted approximately 35%) and quality of performance (weighted approximately 25%). The Compensation Committee established awards for each of the executive officers after hearing the recommendations of Newfield's Chief Executive Officer. Based on the recommendation of Newfield's Chief Executive Officer, 30% of the grants were in the form of deferred awards.

     Stock Option Awards. In February 2002, Each of Messrs. Schaible and Rathert was granted an option to purchase 15,000 shares of common stock and each of Messrs. Pew and Schneider was granted an option to purchase 10,000 shares of common stock. These awards are intended to provide these executive officers with further incentive with respect to Newfield's future performance, to further align their interests with those of Newfield's stockholders and to reward them for their contribution to Newfield's performance in 2001.

     In November 2002, each of Messrs. Schaible, Rathert and Pew was granted an option to purchase 10,000 shares of common stock and Mr. Schneider was granted an option to purchase 5,000 shares of common stock. These awards were made upon completion of Newfield's acquisition of EEX Corporation -- the most significant event of 2002. The awards are intended to help ensure that Newfield will retain the services of its highly valued employees, to provide further incentive and to reward the recipients for their past performance.

     Restricted Stock Awards. In February 2002, the Compensation Committee awarded 10,000 restricted shares to each of Messrs. Schaible and Rathert pursuant to the 2000 Omnibus Plan. The value of these shares and the restricted shares awarded to Mr. Trice described below, on the date of their award, is reflected under "Long Term Compensation Awards" in the Summary Compensation Table. The restricted shares vest on the ninth anniversary of the date of grant. However, the restricted shares will vest earlier, at a rate of 20% per year, upon the achievement of certain annual performance targets (either (i) 10% or greater rate of return on average stockholders' equity or (ii) the addition of proved reserves during the performance year at least equal to production for the year). The awards were granted to these executive officers to provide them with further incentive with respect to Newfield's future performance, to further align their interests with those of Newfield's stockholders and to reward them for their contribution to Newfield's performance in 2002.

     CHIEF EXECUTIVE OFFICER COMPENSATION. As described above, Newfield's executive compensation philosophy, including the compensation of its Chief Executive Officer, is a competitive base salary and incentive compensation based upon Newfield's performance. Specific actions taken by the Compensation Committee regarding Mr. Trice's compensation for the 2002 performance year are summarized below.

     Base Salary. Mr. Trice's annual base salary increase of $15,833 primarily represented a cost of living adjustment.

     Incentive Compensation Plan. In February 2003, Mr. Trice received a $385,000 current award and a $165,000 deferred award for the 2002 performance period pursuant to the 1993 Incentive Compensation Plan. These awards were based on Mr. Trice's level of responsibility, his relative contribution to Newfield's performance in 2002, the quality of his performance and his value to Newfield.

     Stock Plans. In February 2002, Mr. Trice was granted an option to acquire 20,000 shares of common stock and awarded 7,500 restricted shares pursuant to the 2000 Omnibus Plan. These actions were taken to provide him with further incentive with respect to Newfield's future performance, to further align his interests with those of Newfield's stockholders and to reward him for his contribution to Newfield's performance in 2001.

     In November 2002, Mr. Trice was granted an option to acquire 20,000 shares of common stock pursuant to the 2000 Omnibus Plan. This award was made upon completion of Newfield's acquisition of EEX Corporation -- the most significant event of 2002. The award is intended to serve as a retention device, to provide further incentive and to reward Mr. Trice for his past performance.

     This report is submitted on behalf of the Compensation Committee.

                                          Howard H. Newman, Chairman
                                          Charles W. Duncan, Jr.
                                          Thomas G. Ricks
                                          Terry Huffington
                                          Dennis R. Hendrix
                                          Claire S. Farley

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     As required by applicable rules of the SEC, the performance graph shown below was prepared based upon the following assumptions:

     - $100 was invested in our common stock, the S&P 500, our "old peer group" and our "new peer group" on December 31, 1997 at the closing price on such date;

     - investment in each of our peer groups is weighted based on the stock market capitalization of each individual company within the peer group at the beginning of the period; and

     - dividends are reinvested on the ex-dividend dates.

     OLD PEER GROUP. Our old peer group is composed of Apache Corporation, XTO Energy Inc., Devon Energy Corporation, EOG Resources Inc., Noble Energy, Inc., Pogo Producing Company, Seagull Energy Corporation and Vintage Petroleum, Inc. Seagull is included in the old peer group only until March 1999, when it was acquired by Ocean Energy Inc. For purposes of the Stockholder Return Performance Presentation, the Seagull investment was allocated pro rata based on investment value among the remainder of the old peer group companies at the time of its acquisition.

     NEW PEER GROUP. Our new peer group is composed of Cabot Oil and Gas Corporation, Chesapeake Energy Corporation, EOG Resources Inc., Forest Oil Corporation, Noble Energy, Inc., Pioneer Natural Resources Company, Pogo Producing Company, Stone Energy Corporation, The Houston Exploration Company and XTO Energy Inc. With the exception of two peer group companies that fell out of the group because they were acquired (Seagull Energy and The Louisiana Land & Exploration Company), we have used the same peer group since 1994. Some of the members of our old peer group have become major independents. Other members' strategies and the location of their reserves are now significantly different than ours. We believe our new peer group more accurately reflects our industry peers based on market capitalization and business focus.

                              (PERFORMANCE GRAPH)

--------------------------------------------------------------------------------------
                       12/31/97   12/31/98   12/31/99   12/31/00   12/31/01   12/31/02
--------------------------------------------------------------------------------------
 Newfield
  Exploration          $100.00    $ 89.53    $114.76    $203.52    $152.34    $154.65
 New Peer Group        $100.00    $ 70.35    $ 78.98    $207.98    $167.86    $195.24
 Old Peer Group        $100.00    $ 71.97    $ 88.99    $211.59    $158.63    $184.57
 S&P 500 Index         $100.00    $128.06    $155.00    $140.89    $124.11    $ 96.22

AUDIT COMMITTEE REPORT

     The Audit Committee consists of the five directors whose names appear below. Each member of the Audit Committee is "independent" as defined in Sections 303.01(B)(2)(a) and 303.01(B)(3) of the NYSE's listing standards. The primary purpose of the Audit Committee is to assist the Board of Directors in monitoring:

     - the integrity of Newfield's financial reporting process and systems of internal controls regarding finance, accounting and legal and regulatory compliance; and

     - the independence and performance of Newfield's independent accountants and internal audit function.

Its specific responsibilities are set forth in its charter, which is attached as Appendix A to Newfield's 2001 proxy statement.

     The Audit Committee has reviewed and discussed with Newfield's management and PricewaterhouseCoopers LLP, Newfield's independent accountants, the audited financial statements of Newfield contained in its Annual Report on Form 10-K for the year ended December 31, 2002.

     The Audit Committee has also discussed with Newfield's independent accountant the matters required to be discussed pursuant to SAS 61, 89 and 90, "Codification of Statements on Auditing Standards, Communication with Audit Committees." The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has discussed with PricewaterhouseCoopers LLP such independent accountants' independence. The Audit Committee also has considered whether the provision of non-audit services to Newfield by PricewaterhouseCoopers LLP is compatible with maintaining their independence.

     Based on the review and discussion referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Newfield's Annual Report on Form 10-K for the year ended December 31, 2002 to be filed with the SEC.

     This report is submitted on behalf of the Audit Committee.

                                          Thomas G. Ricks, Chairman
                                          Philip J. Burguieres
                                          Terry Huffington
                                          C. E. Shultz
                                          Claire S. Farley

PRINCIPAL ACCOUNTANT FEES AND SERVICES

     Aggregate fees for professional services rendered to us by PricewaterhouseCoopers LLP for the years ended December 31, 2002 and 2001 were:

CATEGORY OF SERVICE                                             2001        2002
-------------------                                           --------   ----------
Audit.......................................................  $332,825   $  698,646
Audit related...............................................    97,528      263,161
Tax.........................................................   128,772      221,602
All other...................................................        --           --
                                                              --------   ----------
  Total.....................................................  $559,125   $1,183,409
                                                              ========   ==========

     The audit fees for the year ended December 31, 2002 were for professional services rendered in connection with the audit of our 2002 consolidated financial statements, including audit related procedures performed in connection with our acquisition of EEX Corporation, and issuance of comfort letters, consents and assistance with review of various documents filed with the SEC. The audit fees for the year ended December 31, 2001 were for professional services rendered in connection with the audit of our 2001 consolidated financial statements, including audit related procedures performed in connection with our Mid-Continent acquisition and issuance of comfort letters, consents and assistance with review of various documents filed with the SEC.

     Audit related fees for the year ended December 31, 2002 were for assurance and related services related to the audit of our 401(k) plan, due diligence related to our acquisition of EEX Corporation, internal control reviews and consultations concerning financial accounting and reporting standards. The audit related fees for the year ended December 31, 2001 were for assurance and related services related to internal control reviews and consultations concerning financial accounting and reporting standards.

     Tax fees for the year ended December 31, 2002 were for services related to tax compliance, including the preparation of tax returns, tax due diligence related to our acquisition of EEX Corporation and tax planning advice. Tax fees for the year ended December 31, 2001 were for services related to tax compliance, including the preparation of tax returns and tax planning advice.

     PricewaterhouseCoopers did not provide us any financial information systems design or implementation services during 2002 or 2001.

                                     ITEM 2

                    RATIFICATION OF APPOINTMENT OF AUDITORS

     Pursuant to the recommendation of the Audit Committee of our Board of Directors, our Board appointed PricewaterhouseCoopers LLP, independent public accountants, to audit our consolidated financial statements for the year ending December 31, 2003. We are advised that no member of PricewaterhouseCoopers has any direct or material indirect financial interest in our company or, during the past three years, has had any connection with us in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

     If the appointment is not ratified, our Board will consider the appointment of other independent accountants. A representative of PricewaterhouseCoopers is expected to be present at the meeting, will be offered the opportunity to make a statement if the representative desires to do so and will be available to respond to appropriate questions.

                                 OTHER BUSINESS

     Our Board of Directors does not know of any other matters that are to be presented for action at the meeting. However, if any other matters properly come before the meeting or any adjournment of the meeting, it is intended that proxies will be voted in accordance with the judgment of the persons holding the proxies.

                             STOCKHOLDER PROPOSALS

     Any stockholder who desires to submit a proposal for inclusion in the proxy material for presentation at our 2004 Annual Meeting of Stockholders must forward the proposal to our Secretary, at the address indicated on the cover page of this proxy statement, so that our Secretary receives it no later than November 30, 2003. Any notice of a proposal to be considered at our 2004 Annual Meeting of Stockholders should also be submitted to our Secretary. Any such notice will be considered untimely if not received by our Secretary on or before February 15, 2004.

                                          By order of the Board of Directors,

                                          /s/ TERRY W. RATHERT

                                          TERRY W. RATHERT
                                          Secretary

March 29, 2003

                       ANNUAL MEETING OF STOCKHOLDERS OF

                          NEWFIELD EXPLORATION COMPANY

                                  May 1, 2003




                           Please date, sign and mail
                             your proxy card in the
                           envelope provided as soon
                                  as possible



              o Please detach and mail in the envelope provided o


------------------------------------------------------------------------------------------------------------------------------------

                             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE ITEMS:
   PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                               FOR  AGAINST  ABSTAIN
Item 1. ELECTION OF DIRECTORS                              Item 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT  [ ]    [ ]      [ ]
                                                                   ACCOUNTANTS

                              NOMINEES
[ ] FOR ALL NOMINEES          [ ] Joe B. Foster            TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE HEREOF.

[ ] WITHHOLD AUTHORITY        [ ] David A. Trice
    FOR ALL NOMINEES
                              [ ] David F. Schaible
[ ] FOR ALL EXCEPT
    (See instructions below)  [ ] Charles W. Duncan, Jr.

                              [ ] Howard H. Newman

                              [ ] Thomas G. Ricks

                              [ ] Dennis R. Hendrix

                              [ ] C. E. (Chuck) Shultz

                              [ ] Phillip J. Burguieres

                              [ ] Claire S. Farley

                              [ ] John Randolph Kemp III

INSTRUCTION: To withhold authority to vote for any
             individual nominee(s), mark "FOR ALL EXCEPT"
             and fill in the circle next to each nominee
             with respect to which you wish to WITHHOLD
             YOUR VOTE, as shown here: o
---------------------------------------------------------






---------------------------------------------------------
To change the address on your account, please check the
box at right and indicate your new address in the address
space above. Please note that changes to the registered
name(s) on the account may not be submitted via this   [ ]                              I plan to attend meeting. [ ]
method.
---------------------------------------------------------

Signature of Stockholder                           Date:           Signature of Stockholder                        Date:
                        --------------------------      ----------                         -----------------------      -----------
       NOTE: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign.
             When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                          NEWFIELD EXPLORATION COMPANY

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 1, 2003

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NEWFIELD
                              EXPLORATION COMPANY

                                     PROXY

         The undersigned hereby appoints David A. Trice, Terry W. Rathert and C. William Austin, and each of them, proxies for the undersigned with full power of substitution, to vote all shares of Newfield Exploration Company Common
Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Newfield Exploration Company to be held in Houston, Texas, on Thursday, May 1, 2003 at 11:00 A.M., or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, PLEASE SIGN THE REVERSE SIDE, NO BOXES NEED TO BE CHECKED.

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

--------------------------------------------------------------------------------
COMMENTS:


--------------------------------------------------------------------------------

                       ANNUAL MEETING OF STOCKHOLDERS OF

                          NEWFIELD EXPLORATION COMPANY

                                  May 1, 2003

                          ---------------------------
                           PROXY VOTING INSTRUCTIONS
                          ---------------------------


MAIL - Date, sign and mail your proxy card in the envelope
provided as soon as possible. If the envelope is missing,
please address your completed proxy card to Newfield
Exploration Company, c/o American Stock Transfer & Trust       ------------------------------- ---------------------
Company, 59 Maiden Lane, New York, NY 10273-0923.                      COMPANY NUMBER
                                                               ------------------------------- ---------------------
                         -OR-                                          ACCOUNT NUMBER
                                                               ------------------------------- ---------------------
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-                   CONTROL NUMBER
9437) from any touch-tone telephone and follow the instruc-    ------------------------------- ---------------------
tions. Have your control number and proxy card available
when you call. Telephone voting is accessible 24 hours a
day, seven days a week, UNTIL 11:59 p.m., Eastern Daylight
Time, on April 30, 2003.

                         -OR-

INTERNET - Access "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page. The website is accessible
24 hours a day, seven days a week, UNTIL 11:59 p.m., Eastern Daylight Time, on April 30, 2003.


              o Please detach and mail in the envelope provided IF you are not voting via telephone or the Internet. o

------------------------------------------------------------------------------------------------------------------------------------

                             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE ITEMS:
   PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                               FOR  AGAINST  ABSTAIN
Item 1. The Board of Directors has nominated the           Item 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT  [ ]    [ ]      [ ]
        persons listed below to serve as directors                 ACCOUNTANTS
        until 2004.

                              NOMINEES
[ ] FOR ALL NOMINEES          [ ] Joe B. Foster            TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE HEREOF.

[ ] WITHHOLD AUTHORITY        [ ] David A. Trice
    FOR ALL NOMINEES
                              [ ] David F. Schaible
[ ] FOR ALL EXCEPT
    (See instructions below)  [ ] Charles W. Duncan, Jr.

                              [ ] Howard H. Newman

                              [ ] Thomas G. Ricks

                              [ ] Dennis R. Hendrix

                              [ ] C. E. (Chuck) Shultz

                              [ ] Phillip J. Burguieres

                              [ ] Claire S. Farley

                              [ ] John Randolph Kemp III

INSTRUCTION: To withhold authority to vote for any
             individual nominee(s), mark "FOR ALL EXCEPT"
             and fill in the circle next to each nominee
             with respect to which you wish to WITHHOLD
             YOUR VOTE, as shown here: o
---------------------------------------------------------






---------------------------------------------------------
To change the address on your account, please check the
box at right and indicate your new address in the address
space above. Please note that changes to the registered
name(s) on the account may not be submitted via this   [ ]                              I plan to attend meeting. [ ]
method.
---------------------------------------------------------

Signature of Stockholder                           Date:           Signature of Stockholder                        Date:
                        --------------------------      ----------                         -----------------------      -----------
       NOTE: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign.
             When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.